Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 1, 2024 with respect to the financial statements of Thunder Bridge Capital Partners IV, Inc. included in the Registration Statement on Form F-4 (333-279165), which is incorporated by reference in this Form 20-F. We consent to the incorporation by reference of the aforementioned report in this Form 20-F, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
December 16, 2024